UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2009

FREMONT MICHIGAN INSURACORP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-50926

MI	421609947
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

933 East Main Street, Fremont, MI 49412

(Address of principal executive offices, including zip code)

231-924-0300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On November 9, 2009, Fremont Michigan InsuraCorp, Inc. issued a press release announcing its financial results for the three and nine months ended September 30, 2009 and certain other information. A copy of the press release is furnished herewith as Exhibit 99 and is incorporated herein by reference.

The information furnished under Items 2.02 and 9.01 of this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2009, the Board of Directors of Fremont Michigan InsuraCorp, Inc. elected Mr. James P. Hallan as a director of the Company with his term as a director effective on November 6, 2009. Mr. Hallan is the President and Chief Executive Officer of the Michigan Retailers Association (MRA). He is also a member of MRA’s Board of Directors. Hallan also serves as President and Chief Executive Officer of Retailers Mutual Insurance Company (RMIC). He is also a member of RMIC’s Board of Directors. Mr. Hallan serves as Chair of the Board of Directors of Delta Dental Plans of Michigan, Ohio and Indiana and as a director of the Delta Dental Plan Foundation. Hallan has not been appointed to serve on any committees of the Company’s Board of Directors.

Item 8.01.    Other Events

Cash Dividend

On November 9, 2009, Fremont Michigan InsuraCorp, Inc. issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $.04 per share on the common stock of the Company payable on December 30, 2009 to the shareholders of record at the close of business on December 14, 2009.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description

99	Press Release dated November 9, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT MICHIGAN INSURACORP, INC.

Date: November 10, 2009	By:	/S/ RICHARD E. DUNNING
Richard E. Dunning
President and CEO